UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 21, 2014

NORTH VALLEY BANCORP

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

0-10652	94-2751350
(Commission File Number)	(IRS Employer Identification No.)

300 Park Marina Circle, Redding, CA 96001

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (530) 226-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

TriCo Bancshares (“TriCo”) and North Valley Bancorp (“North Valley”) today jointly announced that on January 21, 2014, the companies entered into an Agreement and Plan of Merger and Reorganization under which North Valley will merge with and into TriCo, with TriCo as the surviving corporation. North Valley shareholders will receive a fixed exchange ratio of 0.9433 shares of TriCo common stock for each share of North Valley common stock, which would provide North Valley shareholders with aggregate ownership, on a pro forma basis, of approximately 28.6% of the common stock of the combined company. Based on TriCo’s closing stock price of $27.66 on January 17, 2014, North Valley shareholders would have received consideration valued at approximately $26.09 per share. North Valley in-the-money option holders will receive cash, net of applicable taxes withheld, for the value of their unexercised stock options. The transaction is expected to qualify as a tax-free exchange for shareholders of North Valley who receive TriCo common stock.

As a result of the merger, the separate corporate existence of North Valley will cease and TriCo will continue as the surviving corporation. TriCo has agreed to appoint three North Valley directors to TriCo’s board upon closing of the merger. The merger is expected to be completed in the second or third quarter of 2014, subject to approval of the merger by shareholders of both companies, receipt of required regulatory and other approvals and satisfaction of customary closing conditions. Immediately after the merger is completed, North Valley Bank, a California banking corporation, is to merge with and into Tri Counties Bank, a California banking corporation, with Tri Counties Bank being the surviving entity.

The merger agreement contains various customary representations, warranties and covenants by TriCo and North Valley. North Valley agreed to conduct its business in the ordinary course and forbear from taking certain actions while the merger is pending. In addition, North Valley agreed that it will not initiate, solicit or encourage proposals for an alternative business combination transaction or, subject to certain exceptions, enter into discussions or furnish information in connection with any proposals for alternative business combination transactions.

The merger will not be completed unless a number of customary closing conditions are met, including, among others, approval of the merger by shareholders of both companies, the registration of the offering of the TriCo common stock to the North Valley shareholders under the Securities Act of 1933, as amended, the approval for quotation of such stock on the Nasdaq Global Select Market, receipt of required regulatory and other approvals and the expiration of applicable statutory waiting periods, the accuracy of specified representations and warranties of each party, the receipt of tax opinions confirming certain tax aspects of the merger, North Valley’s satisfaction of certain financial measures shortly prior to closing, and the absence of any injunctions or other legal restraints.

The merger agreement contains termination rights which may be exercised by TriCo or North Valley in specific circumstances, such as the following: a required regulatory approval has been denied by final, non-appealable action of a governmental entity; the parties are unable to complete the merger within one year; the other party has committed a breach of a representation, warranty or covenant and the breach is not or cannot be cured within 30 days; or either company’s shareholders fail to approve the merger. In addition, North Valley may terminate the merger agreement to enter into an alternative business combination transaction pursuant to a “superior proposal,” as defined by the merger agreement.

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In connection with the merger agreement, each of the persons currently serving as a director of each company entered into a shareholder agreement in which he or she agreed, among other things, to vote his or her shares of North Valley common stock or TriCo common stock in favor of the merger. Additionally, the directors of North Valley entered into a non-solicitation and confidentiality agreement benefitting TriCo as a condition to TriCo entering into the merger agreement.

The foregoing summary of the merger agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement and Plan of Merger and Reorganization, which is attached hereto as Exhibit 2.1, and is incorporated herein by reference.

The representations, warranties and covenants of each party set forth in the merger agreement have been made only for purposes of, were and are solely for the benefit of the parties to, the merger agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, the representations and warranties in the merger agreement (i) will not survive consummation of the merger, unless otherwise specified therein, and cannot be the basis for any claims under the merger agreement by the other party after termination of the merger agreement, except as the result of a willful breach, and (ii) were made only as of the date of the merger agreement or such other date as is specified in the merger agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the merger agreement is included with this filing only to provide investors with information regarding the terms of the merger agreement, and not to provide investors with any other factual information regarding TriCo, North Valley, or their respective affiliates or their respective businesses. The merger agreement should not be read alone, but should instead be read in conjunction with the other information regarding TriCo or North Valley, their respective affiliates or their respective businesses, the merger agreement and the merger that will be contained in, or incorporated by reference into, the registration statement on Form S-4 of TriCo that will include proxy statements of North Valley and TriCo and a prospectus of TriCo, as well as in the Forms 10-K, Forms 10-Q and other filings that TriCo and North Valley make with the Securities and Exchange Commission (the “SEC”).

Additional information about the merger and where to find it

In connection with the proposed merger, TriCo will file with the SEC a registration statement on Form S-4 to register the shares of TriCo common stock to be issued to the shareholders of North Valley. The registration statement will include a proxy statement/prospectus which will be sent to the shareholders of North Valley and TriCo seeking their approval of the merger and related matters. In addition, TriCo and North Valley may file other relevant documents concerning the proposed merger with the SEC. Shareholders of North Valley and TriCo are urged to read the registration statement on Form S-4 and the proxy statement/prospectus included within the registration statement and any other relevant documents to be filed with the SEC in connection with the proposed merger because they will contain important information about TriCo, North Valley and the proposed transaction. Investors and shareholders may obtain free copies of these documents through the website maintained by the SEC at www.sec.gov. Free copies of the proxy statement/prospectus also may be obtained when it becomes available by directing a request by telephone or mail to TriCo Bancshares, 63 Constitution Drive, Chico, California 95973, Attn: Investor Relations, telephone (530) 898-0300 ext. 88869 or 800-922-8742, or by accessing TriCo’s website at www.tcbk.com under “Investor Relations,” or by directing a request by telephone or mail to North Valley Bancorp, 300 Park Marina Circle, Redding, California 96001, Attn: Corporate Secretary, telephone 530-226-2900, or by accessing North Valley’s website at www.novb.com under “Investor Relations,” The information on Trico’s website or North Valley’s website is not, and shall not be deemed to be, a part of this filing or incorporated into other filings it makes with the SEC.

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Participants in the solicitation

TriCo and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of TriCo and North Valley in connection with the merger. Information about the directors and executive officers of TriCo is set forth in the proxy statement for TriCo’s 2013 annual meeting of shareholders filed with the SEC on April 3, 2013.

North Valley and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of TriCo and North Valley in connection with the merger. Information about the directors and executive officers of North Valley is set forth in the proxy statement for North Valley’s 2013 annual meeting of shareholders filed with the SEC on April 9, 2013.

Additional information regarding the interests of these participants and other persons who may be deemed participants in the merger may be obtained by reading the proxy statement/prospectus regarding the merger when it becomes available.

Forward-looking statements

Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this release and are based on current expectations and involve a number of assumptions. These include statements as to the anticipated benefits of the merger, including future financial and operating results, cost savings and enhanced revenues that may be realized from the merger as well as other statements of expectations regarding the merger and any other statements regarding future results or expectations. Each of TriCo and North Valley intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. The companies’ respective abilities to predict results, and the actual effect of future plans or strategies, is inherently uncertain. Factors which could have a material effect on the operations and future prospects of each of TriCo and North Valley and the resulting company, include but are not limited to: (1) the businesses of TriCo and North Valley may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; (3) revenues following the merger may be lower than expected; (4) customer and employee relationships and business operations may be disrupted by the merger; (5) the ability to obtain required regulatory and shareholder approvals, and the ability to complete the merger on the expected timeframe may be more difficult, time-consuming or costly than expected; (6) changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve; the quality and composition of the loan and securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in the companies’ respective market areas; their implementation of new technologies; their ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines, and (7) other risk factors detailed from time to time in filings made by TriCo with the SEC. TriCo and North Valley undertake no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

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Item 7.01	Regulation FD Disclosure.

The information disclosed in Item 1.01 above is incorporated herein by reference. A copy of the joint press release issued by TriCo and North Valley on January 21, 2014, announcing the signing of the Agreement and Plan of Merger and Reorganization, is included as Exhibit 99.1 to this report. A copy of Amendment One to the North Valley Amended and Restated Shareholder Protection Rights Agreement, dated January 21, 2014, is included as Exhibit 99.2 to this report.

A slide presentation discussing certain elements of the merger that TriCo intends to post on the investor relations portion of its website, located at www.tricountiesbank.com, is included as Exhibit 99.3 to this report. The information in the slides shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Agreement and Plan of Merger and Reorganization, dated January 21, 2014

99.1	Joint Press Release, dated January 21, 2014

99.2	Amendment One to the North Valley Bancorp Amended and Restated Shareholder Protection Rights Agreement, dated January 21, 2014

99.3	TriCo Bancshares slide presentation, dated January 21, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH VALLEY BANCORP

Dated: January 21, 2014	By:	/s/ Kevin R. Watson
Kevin R. Watson
Executive Vice President
Chief Financial Officer
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Exhibit Index

2.1	Agreement and Plan of Merger and Reorganization dated January 21, 2014.*

99.1	Press release dated January 21, 2014

99.2	Amendment One to the North Valley Bancorp Amended and Restated Shareholder Protection Rights Agreement, dated January 21, 2014

99.3	TriCo Bancshares slide presentation, dated January 21, 2014

* All schedules to the Merger Agreement including the Disclosure Schedules have been omitted in accordance with Item 601(b) of Regulation S-K. The registrant hereby agrees to furnish supplementally a copy of any schedules to the SEC upon its request.

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